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Exhibit 10.1(b)

AMENDMENT # 1
TO LEASE DATED JUNE 22, 2001 BY AND BETWEEN
MJLB 1 LIMITED PARTNERSHIP, LLP, AS LANDLORD
AND 2nd SWING, INC., AS TENANT

        THIS AMENDMENT TO LEASE, is entered into and made as of the 16th day of August, 2001, by and between MJLB 1 Limited Partnership, LLP, as Landlord, and 2nd Swing, Inc., a Minnesota Corporation, as Tenant.

WITNESSTH THAT:

        WHEREAS, Landlord and Tenant have heretofore entered into a certain lease, dated June 22, 2001 (the "Lease"), of certain premises in SkyRidge Building III located at 5810 Baker Road, Suite 100, Minnetonka, Minnesota 55345-5903 (the "Premises"), upon terms and conditions described in said Lease; and

        WHEREAS, Landlord and Tenant desire to amend said Lease as described below;

        NOW THEREFORE, in consideration of the rents reserved and of the covenants and agreements herein set forth, it is agreed that the lease be hereby amended from and after the date hereof as follows:

  1.
  Leased Premises—Landlord and Tenant hereby agree to increase Tenant's Leased Premises by 192 rentable square feet ("Amendment #1 Space") to include that portion of the Building as shown on Exhibit 1-A.

  2.
  Rentable Area—Leasing the Amendment #1 Space will increase Tenant's total Leased Premises to approximately 12,160 square feet.

  3.
  Tenant's Percentage—49.7% shall be the amended Tenant's Percentage.

  4.
  Work Letter—Exhibit 1-B constitutes the Work Letter which delineates the improvements to be constructed in the Leased Premises, by whom, at whose cost, and other related matters. The Work Letter is incorporated herein by reference as if fully stated herein.

  5.
  Term—The commencement date for the Amendment #1 Space shall be the date Landlord delivers to space to Tenant, which is hereby defined as the first business day after the carpet and base are installed. The term shall run coterminous with the Tenant's Lease.

  6.
  Base Rent—Tenant agrees to pay Landlord Base Rent of $240.00 per month for the Amendment #1 Space. Tenant's obligation to pay Base Rent for this space begins on the commencement date for Amendment #1.

        Except as in hereinabove set forth, all terms, provisions and covenants of the Lease shall remain unchanged and in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have duly executed the Amendment as of the date and year first above written.

MJLB 1 LIMITED PARTNERSHIP, LLP, A Minnesota limited liability partnership		2nd SWING, INC., A Minnesota corporation
By:	/s/	By::	/s/
Its:	General Partner	Its:	Chief Executive Officer
Date:	August 17, 2001	Date:	August 16, 2001

EXHIBIT 1-B

WORK LETTER

        Landlord will provide basic tenant improvements to match those in Tenant's Leased Premises including:

  •
  Painted sheetrock walls.

  •
  "Dry-fall" painted ceilings, joists, and pipes.

  •
  Carpeted floor, carpet base and padding.

  •
  Distribution of HVAC.s

  •
  Installation of basic lighting, electrical outlets, and data outlets.

  •
  Relocation of existing 7 ft. wood door, painted metal frame, and Schlage hardware.

  •
  Distribution of fire protection in accordance with the Minnetonka fire marshal's requirements.

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AMENDMENT # 1 TO LEASE DATED JUNE 22, 2001 BY AND BETWEEN MJLB 1 LIMITED PARTNERSHIP, LLP, AS LANDLORD AND 2nd SWING, INC., AS TENANT